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                   Exhibit 21 - Subsidiaries of the Registrant

                                                 State or Other Jurisdiction
        Subsidiary                                   of Incorporation
        ----------                               ---------------------------
       Pioneer Bank                                       Tennessee
       Valley Bank                                        Tennessee
   Pioneer Bank, f.s.b.                                 United States
 Center Finance Company*                                  Tennessee
Pioneer Securities, Inc.*                                 Tennessee

*  Subsidiaries of Pioneer Bank




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